Exhibit 99.1

Netcapital Inc. Receives Nasdaq Extension to Regain Compliance with Periodic Filing Requirement

BOSTON, MA, November 9, 2026 — Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”) today announced that on November 5, 2026, it received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company an exception to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”).

As previously disclosed, on August 24, 2026, and September 21, 2026, the Staff notified the Company that it was not in compliance with the Rule. The notices were issued because the Company had not filed its Annual Report on Form 10-K for the fiscal year ended April 30, 2026, and its Quarterly Report on Form 10-Q for the quarter ended July 31, 2026 (together, the “Delinquent Reports”). The Staff granted the exception after reviewing the materials the Company submitted on October 22 and October 23, 2026.

Under the terms of the exception, the Company must file the Delinquent Reports on or before February 9, 2027. If the Company does not satisfy these terms, the Staff will provide written notification that the Company’s securities will be delisted, and the Company may then appeal the Staff’s determination to a Nasdaq Hearings Panel.

The Nasdaq letter has no immediate effect on the listing or trading of the Company’s securities on The Nasdaq Stock Market. The Company is working diligently to complete the Delinquent Reports and intends to file them as promptly as practicable.

This announcement is made in accordance with Nasdaq Listing Rule 5810(b).

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal, Inc., is registered with the U.S. Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority. The Company’s broker-dealer, Netcapital Securities Inc., is also registered with the SEC and is a member of FINRA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s ability and intention to regain compliance with Nasdaq’s minimum bid-price requirement; the potential use, timing, approval, implementation, and effectiveness of a reverse stock split; the anticipated timing of the filing of the Company’s Annual Report on Form 10-K; the Company’s ability to satisfy Nasdaq continued listing standards; the potential outcome of any Nasdaq process or hearing; and the Company’s ability to address operational, regulatory, reporting, and listing-related matters. These forward-looking statements are based on the Company’s current expectations, estimates, assumptions, and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, the Company’s ability to maintain a closing bid price of at least $1.00 per share for the period required by Nasdaq; market conditions and volatility in the trading price of the Company’s common stock; the Company’s ability to obtain any required corporate or stockholder approvals; the timing and effectiveness of any reverse stock split; the Company’s ability to complete required financial reporting and audit procedures; the timing and outcome of Nasdaq determinations; the Company’s ability to meet other Nasdaq continued listing requirements; its ability to raise capital; and general economic, market, regulatory, and business conditions. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Contact

800-460-0815

ir@netcapital.com